SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 3, 2012

FORCE FUELS, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-49993	56-2284320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1503 South Coast Drive, Suite 206
Costa Mesa, California 92626
(Address of Principal Executive Offices)

(949) 783-6723
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director:

On January 3, 2012 Mr. Donald Hejmanowski resigned as a Director and officer of our Company effective that date. Mr. Hejmanowski cited personal reasons for his voluntary resignation and departure. In all respects Mr. Hejmanowski’s departure was amicable.

Appointment of New Directors:

On January 4, 2012 the Board filled two vacancies on the Board and appointed the following individuals to serve on our Board of Directors:

Mr. Dennis M. O’Neill, 46, is currently the managing director of O’Neill and Associates, a consulting company providing investment banking, business development, and financial services. Mr. O’Neill previously served as an investment banker with SBI-E2 Capital, SBI-E2 Capital was a joint venture between Soft Bank and E2-Capital out of Hong Kong. Mr. O’Neill also served as a member of the Board of Directors for Well Grounded Energy, an oil and gas technology company. Mr. O’Neill also previously served as an investment banker with Advanced Equities and Madison Securities, both out of Chicago, Illinois. Mr. O’Neill is a graduate of DePaul University where earned his degree in Business Management and Finance.

Mr. Robert (“Bobby”) Orbach, 58, is the founder and president of B. Orbach, Inc., which was founded in May 1990 to establish and create strategic alliances for technology companies. Working with start-up and established companies, Mr. Orbach has developed business relationships and technology licensing as well as funding and marketing activities. Mr. Orbach was a founding board member of numerous private and public companies. Earlier in his career Mr. Orbach served as founder and Vice President, Business Development, at 47th Street Photo, Computer Division, one of the earliest PC discount retailers. Mr. Orbach still serves as a director of several private technology companies. During the past several years Mr. Orbach has been buying and selling technology intellectual property, becoming a recognized expert in monetizing IP.

Neither Mr. O’Neill nor Mr. Orbach has any family relationship with any other member of the Board or any executive officer of the Company. There are no arrangements or understandings between either Mr. O’Neill or Mr. Orbach or any other person pursuant and the Company under which either was selected to serve on the Board of Directors of the Company. There has been no transaction, nor are there any proposed transactions, between the Company and Mr. O’Neill or Mr. Orbach that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORCE FUELS, INC.

/s/ Thomas C. Hemingway
THOMAS C. HEMINGWAY, President,
Chief Executive Officer

Date: January 9, 2012